Exhibit 99.2

Cryoport, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Information

On June 11, 2025, the Company completed the previously disclosed divestiture of its CRYOPDP Business to designated affiliates of DHL Supply Chain International Holding B.V. (“DHL”) for $133.0 million. Pursuant to the terms of the Agreement, DHL acquired 100% of the capital stock and voting rights of certain entities conducting business under the trade name “CryoPDP”, including each of PDP Courier Services (USA), Inc., Courier Polar Expres S.L., Advanced Therapy Logistics and Solutions, SAS and Cryo Express GmbH (collectively, the “Transaction”). The Transaction also includes the repayment of approximately $77.2 million of outstanding intercompany loans owed by CRYOPDP to the Company. The Company and Purchaser also entered into certain related transaction agreements at the Closing Date, including a master partnership agreement, a transition services agreement and other customary agreements.

The unaudited pro forma condensed consolidated financial information presented below consists of an unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 and unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2025 and for the years ended December 31, 2024, 2023, and 2022. The unaudited pro forma condensed consolidated financial information presented below has been derived from and is based on the historical annual and interim condensed consolidated financial statements of the Company for each period presented. The unaudited pro forma condensed consolidated financial information presented below should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed on March 7, 2025, as well as for the three months ended March 31, 2025, included in the Company’s Quarterly Report on Form 10-Q filed on May 8, 2025.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 has been prepared giving effect to the Transaction as if it had occurred on March 31, 2025. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2025, and for the years ended December 31, 2024, 2023 and 2022 have been prepared giving effect to the Transaction as if it had occurred on January 1, 2022, the beginning of the earliest period presented.

The “Historical (as reported)” column in the unaudited pro forma condensed consolidated financial information reflects our historical condensed consolidated financial information for the periods presented and does not reflect any adjustments related to the Transaction.

The “Sale of CRYOPDP Business” column in the unaudited pro forma condensed consolidated financial statements reflects the operations, assets, liabilities and equity of the CRYOPDP Business. The “Sale of CRYOPDP Business” does not include any allocation of general corporate overhead expense or interest expense of the Company to CRYOPDP.

The information in the “Pro Forma Adjustments” column in the unaudited pro forma condensed consolidated financial information was based on available information and certain assumptions that the Company’s management believes are reasonable, reflect the impacts of events directly attributable to the sale of the CRYOPDP Business that are factually supportable, and for purposes of the pro forma condensed consolidated statements of operations, are expected to have a continuing impact on the Company. The pro forma adjustments do not reflect future events that may occur after the sale, including potential selling, general and administrative dis-synergies and the expected charges, the expected realization of any cost savings and other synergies, or the usage of the expected cash distribution to be received in connection with the sale.

The unaudited pro forma condensed consolidated financial information has been presented in conformity with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only, and does not purport to show the results that would have occurred had such transactions been completed as of the date and for the periods presented, and may not be useful in predicting the impact of the Transaction on the future financial condition and results of operations of the Company due to a variety of factors.

Cryoport, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2025

		Sale of
	Historical	CRYOPDP		Pro Forma
	(as reported)	Business		Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$36,102	$—		$210,239	(b)	$246,341
Short-term investments	207,929	—		—		207,929
Accounts receivable, net	28,371	—		—		28,371
Inventories	23,340	—		—		23,340
Prepaid expenses and other current assets	7,444	—		—		7,444
Current assets held for sale	108,090	(108,090)	(a)	—		—
Total current assets	411,276	(108,090)		210,239		513,425
Property and equipment, net	80,481	—		—		80,481
Operating lease right-of-use assets	39,102	—		—		39,102
Intangible assets, net	145,414	—		—		145,414
Goodwill	20,960	—		—		20,960
Deposits	1,997	—		—		1,997
Deferred tax assets	614	—		—		614
Total assets	$699,844	$(108,090)		$210,239		$801,993

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and other accrued expenses	$13,442	$—		$823	(c)	$14,265
Accrued compensation and related expenses	12,681	—		—		12,681
Deferred revenue	1,774	—		—		1,774
Current portion of operating lease liabilities	3,661	—		—		3,661
Current portion of finance lease liabilities	340	—		—		340
Current portion of convertible senior notes, net of discount of $0.1 million	14,326	—		—		14,326
Current portion of notes payable	149	—		—		149
Current liabilities held for sale	27,657	(27,657)	(a)	—		—
Total current liabilities	74,030	(27,657)		823		47,196
Convertible senior notes, net of current portion and discount of $2.0 million and $2.3 million, respectively	184,211	—		—		184,211
Notes payable, net of current portion	1,122	—		—		1,122
Operating lease liabilities, net of current portion	38,101	—		—		38,101
Finance lease liabilities, net of current portion	758	—		—		758
Deferred tax liabilities	878	—		—		878
Other long-term liabilities	1,353	—		—		1,353
Contingent consideration	580	—		—		580
Total liabilities	301,033	(27,657)		823		274,199

Commitments and contingencies
Stockholders’ Equity:
Preferred stock	36,275	—		—		36,275
Common stock	50	—		—		50
Additional paid-in capital	1,147,380	—		—		1,147,380
Accumulated deficit	(769,156)	(80,433)	(a)	209,416	(b), (c)	(640,173)
Accumulated other comprehensive loss	(15,738)	—		—		(15,738)
Total stockholders’ equity	398,811	(80,433)		209,416		527,794
Total liabilities and stockholders’ equity	$699,844	$(108,090)		$210,239		$801,993

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Cryoport, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2025

		Sale of
	Historical	CRYOPDP	Pro Forma
	(as reported)	Business	Adjustments		Pro Forma
Life sciences services revenue	$22,865	$—	$—		$22,865
Life sciences products revenue	18,175	—	—		18,175
Total revenue	41,040	—	—		41,040

Cost of services revenue	11,920	—	—		11,920
Cost of products revenue	10,479	—	—		10,479
Total cost of revenue	22,399	—	—		22,399
Gross margin	18,641	—	—		18,641

Operating costs and expenses:
Selling, general and administrative	24,191	—	(2,290)	(d)	21,901
Engineering and development	3,934	—	—		3,934
Total operating costs and expenses	28,125	—	(2,290)		25,835

Loss from operations	(9,484)	—	2,290		(7,194)
Other income (expense):
Investment income	1,573	—	—		1,573
Interest expense	(583)	—	—		(583)
Other income (expense), net	(300)	—	—		(300)
Total other income (expense), net	690	—	—		690
Loss from continuing operations before provision for income taxes	(8,794)	—	2,290		(6,504)
Provision for income taxes	(234)	—	(573)	(e)	(807)
Loss from continuing operations	(9,028)	—	1,717		(7,311)
Paid-in-kind dividend on Series C convertible preferred stock	(2,000)	—	—		(2,000)
Net loss attributable to common stockholders	$(11,028)	$—	$—		$(9,311)
Net loss per share from continuing operations - basic and diluted	$(0.22)				$(0.19)
Weighted average common shares issued and outstanding - basic and diluted	49,947,012				49,947,012

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Cryoport, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2024

		Sale of
	Historical	CRYOPDP		Pro Forma
	(as reported)	Business	(f)	Adjustments	Pro Forma
Life sciences services revenue	$153,660	$(71,616)		$—	$82,044
Life sciences products revenue	74,725	—		—	74,725
Total revenue	228,385	(71,616)		—	156,769

Cost of services revenue	85,206	(41,853)		—	43,353
Cost of products revenue	43,548	—		—	43,548
Total cost of revenue	128,754	(41,853)		—	86,901
Gross margin	99,631	(29,763)		—	69,868

Operating costs and expenses:
Selling, general and administrative	148,978	(39,164)		—	109,814
Engineering and development	17,710	—		—	17,710
Impairment loss	63,809	—		—	63,809
Total operating costs and expenses	230,497	(39,164)		—	191,333

Loss from operations	(130,866)	9,401		—	(121,465)
Other income (expense):
Investment income	9,895	—		—	9,895
Interest expense	(4,108)	131		—	(3,977)
Gain on extinguishment of debt, net	18,505	—		—	18,505
Other income (expense), net	(6,906)	(140)		—	(7,046)
Total other income (expense), net	17,386	(9)		—	17,377
Loss before provision for income taxes	(113,480)	9,392		—	(104,088)
Provision for income taxes	(1,276)	869		—	(407)
Net loss	(114,756)	10,261		—	(104,495)
Paid-in-kind dividend on Series C convertible preferred stock	(8,000)	—		—	(8,000)
Net loss attributable to common stockholders	$(122,756)	$10,261		$—	$(112,495)
Net loss per share from continuing operations - basic and diluted	$(2.49)				$(2.28)
Weighted average common shares issued and outstanding - basic and diluted	49,349,624				49,349,624

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Cryoport, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2023

		Sale of
	Historical	CRYOPDP		Pro Forma
	(as reported)	Business	(f)	Adjustments	Pro Forma
Life sciences services revenue	$144,087	$(64,593)		$—	$79,494
Life sciences products revenue	89,168	—		—	89,168
Total revenue	233,255	(64,593)		—	168,662

Cost of services revenue	81,820	(40,614)		—	41,206
Cost of products revenue	52,103	—		—	52,103
Total cost of revenue	133,923	(40,614)		—	93,309
Gross margin	99,332	(23,979)		—	75,353

Operating costs and expenses:
Selling, general and administrative	146,880	(35,710)		—	111,170
Engineering and development	18,040	—		—	18,040
Impairment loss	49,569	—		—	49,569
Total operating costs and expenses	214,489	(35,710)		—	178,779

Loss from operations	(115,157)	11,731		—	(103,426)
Other income (expense):
Investment income	10,577	—		—	10,577
Interest expense	(5,503)	(77)		—	(5,580)
Gain on extinguishment of debt, net	5,679	—		—	5,679
Other income (expense), net	5,056	481		—	5,537
Total other income (expense), net	15,809	404		—	16,213
Loss before provision for income taxes	(99,348)	12,135		—	(87,213)
Provision for income taxes	(239)	(79)		—	(318)
Net loss	(99,587)	12,056		—	(87,531)
Paid-in-kind dividend on Series C convertible preferred stock	(8,000)	—		—	(8,000)
Net loss attributable to common stockholders	$(107,587)	$12,056		$—	$(95,531)
Net loss per share from continuing operations - basic and diluted	$(2.21)				$(1.96)
Weighted average common shares issued and outstanding - basic and diluted	48,737,377				48,737,377

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Cryoport, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2022

		Sale of
	Historical	CRYOPDP		Pro Forma
	(as reported)	Business	(f)	Adjustments	Pro Forma
Life sciences services revenue	$133,879	$(61,194)		$—	$72,685
Life sciences products revenue	103,398	—		—	103,398
Total revenue	237,277	(61,194)		—	176,083

Cost of services revenue	75,187	(37,152)		—	38,035
Cost of products revenue	58,217	—		—	58,217
Total cost of revenue	133,404	(37,152)		—	96,252
Gross margin	103,873	(24,042)		—	79,831

Operating costs and expenses:
Selling, general and administrative	120,055	(31,322)		—	88,733
Engineering and development	15,722	—		—	15,722
Total operating costs and expenses	135,777	(31,322)		—	104,455

Loss from operations	(31,904)	7,280		—	(24,624)
Other income (expense):
Investment income	8,474	—		—	8,474
Interest expense	(6,142)	70		—	(6,072)
Other income (expense), net	(5,522)	192		—	(5,330)
Total other income (expense), net	(3,190)	262		—	(2,928)
Loss before provision for income taxes	(35,094)	7,542		—	(27,552)
Provision for income taxes	(2,239)	630		—	(1,609)
Net loss	(37,333)	8,172		—	(29,161)
Paid-in-kind dividend on Series C convertible preferred stock	(8,000)	—		—	(8,000)
Net loss attributable to common stockholders	$(45,333)	$8,172		$—	$(37,161)
Net loss per share from continuing operations - basic and diluted	$(0.93)				$(0.76)
Weighted average common shares issued and outstanding - basic and diluted	48,987,295				48,987,295

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Cryoport, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1.	Basis of Presentation

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (1) directly attributable to the Transaction and (2) factually supportable. The pro forma condensed consolidated statements of operations do not reflect the estimated gain on the Transaction since this will be recognized in discontinued operations.

The unaudited pro forma condensed consolidated financial information is based on information currently available and includes certain assumptions and adjustments that management believes are reasonable. The unaudited pro forma financial information has been prepared for illustrative purposes only, and does not purport to show the results that would have occurred had such transactions been completed as of the date and for the periods presented, and may not be useful in predicting the impact of the Transaction on the future financial condition and results of operations of the Company due to a variety of factors.

2.	Pro Forma Adjustments

(a)	Reflects the disposition of assets and liabilities attributable to the CRYOPDP Business, which were included as assets and liabilities held for sale in the Company’s financial statements for the three months ended March 31, 2025, included in the Company’s Quarterly Report on Form 10-Q filed on May 8, 2025, as well as the resulting impact to the Company’s total stockholders’ equity from the pro forma adjustments.

(b)	Reflects the cash purchase price paid upon the closing of the Transaction of $133.0 million and repayment of loan indebtedness of $77.2 million.

(c)	Reflects the estimated costs incurred related to the Transaction subsequent to March 31, 2025 to be accrued within accounts payable and other accrued expenses in the balance sheet as of March 31, 2025.

(d)	Reflects the costs incurred related to the Transaction during the three months ended March 31, 2025.

(e)	Reflects the income tax effects of all pro forma adjustments based on an estimated blended federal and state statutory tax rate of 25.0%.

(f)	Reflects the revenue and expenses attributable to the CRYOPDP Business, which were included in the Company’s historical financial statements.